Exhibit (17)(g)

[FORM OF PROXY CARD]

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail your proxy card in

the envelope provided as soon as possible.

TO SUBMIT A PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY	Seligman Select Municipal Fund, Inc. 100 Park Avenue, New York, New York 10017	PREFERRED STOCK

The undersigned stockholder of Seligman Select Municipal Fund, Inc., a Maryland corporation (the “Corporation”), hereby revokes any previous proxies, acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus for the Special Meeting of Stockholders (the “Meeting”) of the Corporation, to be held at 10:00 a.m., local time, on November 7, 2008, at the offices of Sullivan & Cromwell LLP, 375 Park Avenue, New York, New York, and appoints WILLIAM C. MORRIS, PAUL B. GOUCHER and BRIAN T. ZINO (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting (and any adjournments or postponements thereof) and to cast on behalf of the undersigned all the votes the undersigned is entitled to cast at the Meeting (and any adjournments or postponements thereof) and otherwise represent the undersigned at the Meeting (and any adjournments or postponements thereof) with all the powers possessed by the undersigned if personally present at the Meeting (and any adjournments or postponements thereof).

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the approval of the Agreement and Plan of Merger and Liquidation (the “Plan”), the merger and the other transactions contemplated by the Plan (Proposal 1), (ii) FOR the approval of a new investment management services agreement between the Corporation and RiverSource Investments, LLC (Proposal 2) and (iii) FOR the election of each of the nominees named in the enclosed Proxy Statement/Prospectus to the Board of Directors (Proposal 3). The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any procedural matter related to Proposal 1, Proposal 2 or Proposal 3 that may properly come before the Meeting (and any adjournment or postponement thereof), including, but not limited to, proposing and/or voting on adjournment of the Meeting with respect to one or more matters, including, but not limited to, in the event that sufficient votes in favor of any Board proposal are not received. The effectiveness of Proposal 2 and the election of any nominee as a director pursuant to Proposal 3 are contingent on the acquisition of the Corporation’s manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, as described in the accompanying Proxy Statement/Prospectus. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. Complete, sign on reverse side and return this card as soon as possible. Mark each vote with an X in the box.

(Continued and to be signed on the reverse side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES

TO CAST YOUR VOTES

TELEPHONE	INTERNET	MAIL

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-932-9931, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 11:59 p.m. New York City time on November 6, 2008.

This method may also be available by telephone through the Corporation’s proxy solicitor.

	Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m. New York City time on November 6, 2008.	Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using a telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER		CONTROL NUMBER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR the approval of the Plan, the merger and the other transactions contemplated by the Plan (Proposal 1), FOR the approval of the new investment management services agreement (Proposal 2) and FOR all nominees (Proposal 3), each as more fully described in the accompanying Proxy Statement/Prospectus.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ¢

☐	To vote FOR all Proposals for the Corporation, mark this box. No other vote is necessary.

Your Board Recommends
		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Merger and Liquidation (the “Plan”) described in the enclosed Proxy Statement/Prospectus, the merger and the other transactions contemplated by the Plan.	☐	☐	☐

2.	To approve a new investment management services agreement between the Corporation and RiverSource Investments, LLC.	☐	☐	☐
Your Board Recommends
		FOR	Withhold
3.	To elect directors:	☐	☐

(i) Four of which to hold office until the 2009 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Ms. Kathleen Blatz, Ms. Pamela G. Carlton, Ms. Alison Taunton-Rigby, Mr. William F. Truscott

(ii) Two of which to hold office until the 2010 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Ms. Anne P. Jones, Mr. Arne H. Carlson

(iii) Four of which to hold office until the 2011 annual meeting of stockholders and until their successors are elected and qualify:

NOMINEES: Ms. Patricia Flynn, Mr. Jeffrey Laikind, Mr. Stephen R. Lewis, Jr., Ms. Catherine James Paglia
		All nominees	All nominees
		☐	☐

Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) below:

4.	To vote and otherwise represent the undersigned on any procedural matter that may properly come before the Meeting with respect to Proposal 1, Proposal 2 or Proposal 3.

PLEASE SIGN AND RETURN IMMEDIATELY

Please sign exactly as your name(s) appear(s) on this proxy, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

DATED: , 2008

Signature

Additional Signature (if held jointly)